SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 15, 2000

                           ROHN Industries, Inc.
           (Exact name of registrant as specified in its charter)



        Delaware                  File No. 1-8009              36-3060977
(State of incorporation)      (Commission File Number)      (IRS Employer
                                                            Identification No.)




6718 West Plank Road, Peoria, Illinois                            61604
(Address of principal executive offices)                         (zip code)

Registrant's telephone number, including area code:           (309) 697-4400

Item 4.  CHANGE IN REGISTRANTS' CERTIFYING ACCOUNTANT

Regulation S-K Item 304:

(a)(1)(i): On May 15, 2000, ROHN Industries, Inc. (the "Company") informed Arthur Andersen LLP ("Arthur Andersen") that the Company had determined to engage PricewaterhouseCoopers LLP and replaced Arthur Andersen as the Company's independent auditors.

(a)(1)(ii): The reports of Arthur Andersen on the financial statements of the Company for the fiscal years ended December 31, 1999 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(a)(1)(iii): The decision to change independent auditors was approved by the Company's Board of Directors upon recommendation by the Audit Committee of the Board of Directors.

(a)(1)(iv): During the time that the audits of the Company's financial statements for each of the two fiscal years in the period ended December 31, 1999 were conducted, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen would have caused it to make reference to the matter in their report.

(a)(1)(v): None.

(a)(2): On May 16, 2000, ROHN Industries, Inc. engaged
PricewaterhouseCoopers LLP to serve as its independent auditors for the 2000 fiscal year.

(a)(3): The Company provided Arthur Andersen a copy of this report and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the statements made by the Company in this report. A copy of Arthur Andersen's letter to the Commission is attached as Exhibit 16 to this report.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

        (c)  Exhibits.


             Exhibit 16 Letter from Arthur Andersen regarding change in certifying accountant

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ROHN INDUSTRIES, INC.



Dated:  May 18,  2000                     By:   /s/ Brian B. Pemberton
                                                ----------------------
                                                Brian B. Pemberton
                                                President and
                                                Chief Executive Officer